Exhibit 1

JOINT FILING AGREEMENT

Archer-Daniels-Midland Company, a Delaware corporation, ADM Holdings LLC, a Delaware limited liability company, and Archer Daniels Midland Europe B.V., a limited company organized and existing under the laws of The Netherlands, each hereby agree, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of common stock of Sunwin Stevia International, Inc. is, and will be, jointly filed on behalf of each such person and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned hereby executes this Agreement as of the date set forth below.

Dated: October 10, 2014

ARCHER-DANIELS-MIDLAND COMPANY

By:	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel and Secretary

ADM HOLDINGS LLC

By:	/s/ Stuart E. Funderburg
Stuart E. Funderburg
Director

ARCHER DANIELS MIDLAND EUROPE B.V.

By:	/s/ Joseph D. Taets
Joseph D. Taets
Managing Director